Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 3rd Quarter 2014 Results

Denver, Colorado, November 6, 2014 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2014. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2014 was $194.5 million and $583.5 million, or $0.90 and $2.69 per share, respectively, excluding a loss contingency reserve. In addition, adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2014 excluded debt refinancing charges. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2014 including these items was $184.1 million and $515.1 million, or $0.85 and $2.38 per share, respectively.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2013 was $211.0 million and $605.3 million, or $0.98 and $2.82 per share, respectively, excluding a loss contingency reserve. In addition, adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2013 excluded a contingent earn-out obligation adjustment. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2013 including these items was $136.6 million and $407.9 million, or $0.64 per share and $1.90 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended September 30, 2014, operating cash flow was $1.884 billion and free cash flow was $1.447 billion. For the three months ended September 30, 2014, operating cash flow was $848 million and free cash flow was $740 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•	Adjusted / Operating Income: Adjusted operating income for the three and nine months ended September 30, 2014 was $455 million and $1.380 billion, respectively, excluding a loss contingency reserve. Operating income for the three and nine months ended September 30, 2014 including this item was $438 million and $1.363 billion, respectively.

Adjusted operating income for the three and nine months ended September 30, 2013 was $482 million and $1.414 billion, respectively, excluding a loss contingency reserve and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions. In addition, adjusted operating income attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2013, excluded a contingent earn-out obligation adjustment. Operating income for the three and nine months ended September 30, 2013 including these items was $377 million and $1.066 billion, respectively.

•	Adjusted Diluted Income from Continuing Operations Per Share: Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2014, excluding the amortization of intangible assets associated with acquisitions and a loss contingency reserve, net of tax impacts, was $220 million and $659 million, respectively, and adjusted diluted income from continuing operations per share was $1.01 and $3.04, respectively. In addition, adjusted income from continuing operations and adjusted diluted income from continuing operations per share for the nine months ended September 30, 2014 excluded debt refinancing charges.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2013, excluding the amortization of intangible assets associated with acquisitions, and a loss contingency reserve, net of tax impacts, was $236 million and $678 million, respectively, and adjusted diluted income from continuing operations per share was $1.10 and $3.16, respectively. In addition, adjusted income from continuing operations and adjusted diluted income from continuing operations per share for the nine months ended September 30, 2013 excluded a contingent earn-out obligation adjustment.

•	Volume: Total U.S. dialysis treatments for the third quarter of 2014 were 6,343,706, or 80,300 treatments per day, representing a per day increase of 5.1% over the third quarter of 2013. Non-acquired treatment growth in the third quarter of 2014 increased 4.4% over the third quarter of 2013 and normalized non-acquired treatment growth in the third quarter of 2014 increased by 4.9% over the third quarter of 2013.

The number of member months for which HCP provided capitated care during the third quarter of 2014 was approximately 2.5 million representing an increase of 12% as compared to the third quarter of 2013, inclusive of growth contributed from acquisitions.

•	Effective Tax Rate: Our effective tax rate was 34.7% and 35.8% for the three and nine months ended September 30, 2014, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 38.7% and 39.9% for the three and nine months ended September 30, 2014, respectively.

We currently expect our 2014 effective tax rate attributable to DaVita HealthCare Partners Inc. to be approximately 39.5% to 40.0%.

•	Center Activity: As of September 30, 2014, we provided dialysis services to a total of approximately 177,000 patients at 2,239 outpatient dialysis centers, of which 2,152 centers are located in the United States and 87 centers are located in ten countries outside of the United States. During the third quarter of 2014, we opened a total of 29 new dialysis centers, acquired 15 dialysis centers, sold one dialysis center, merged nine dialysis centers into other existing dialysis centers and closed one dialysis center in the United States. We also acquired one dialysis center and opened two new dialysis centers outside of the United States.

•	Loss Contingency Reserve: As described more fully in our current report on Form 8-K filed on October 23, 2014, we entered into a final settlement agreement on October 22, 2014 with various federal governmental agencies of the United States of America to resolve the pending 2010 and 2011 U.S. Attorney physician relationship matters. In connection with the resolution of these matters, we have agreed to pay the United States $350 million plus accrued interest from the date of our agreement in principle with the United States, plus a civil forfeiture of $39 million. In addition, we have agreed in principle to a settlement of certain state Medicaid claims in the amount of $11.5 million plus interest. We had previously announced an agreement in principle in these matters and had accrued an estimated loss contingency reserve of $397 million. In the third quarter of 2014, we accrued an additional $17 million related to this matter which resulted in an increase in the reserve from $397 million to $414 million.

In connection with the resolution of these matters, and in exchange for the OIG’s agreement not to exclude us from participating in the federal health care programs, we have entered into a five-year corporate integrity agreement (the Corporate Integrity Agreement) with the OIG. The Corporate Integrity Agreement requires that we maintain certain elements of our compliance programs and imposes certain expanded compliance-related requirements during the term of the Corporate Integrity Agreement.

Outlook

•	We are updating our consolidated operating income guidance for 2014 to now be in the range of $1.785 billion to $1.835 billion. Our previous consolidated operating income guidance for 2014 was in the range of $1.755 billion to $1.840 billion.

We expect our consolidated operating income for 2015 to be in the range of $1.750 billion to $1.900 billion.

•	We are also updating our operating income guidance for our dialysis services and related ancillary businesses including our corporate level expenses, which we refer to as Kidney Care, for 2014 to now be in the range of $1.580 billion to $1.610 billion. Our previous operating income guidance for Kidney Care for 2014 was in the range of $1.550 billion to $1.600 billion.

We expect our operating income for Kidney Care for 2015 to be in the range of $1.525 billion to $1.625 billion.

•	We are lowering the high end of our operating income guidance for HCP for 2014 to now be in the range of $205 million to $225 million. Our previous operating income guidance for HCP for 2014 was in the range of $205 million to $240 million.

We expect our operating income for HCP for 2015 to be in the range of $225 million to $275 million.

•	We are updating our consolidated operating cash flow guidance for 2014 to now be in the range of $1.700 billion to $1.800 billion. Our previous consolidated operating cash flow guidance for 2014 was in the range of $1.450 billion to $1.550 billion.

We expect our consolidated operating cash flow for 2015 to be in the range of $1.500 billion to $1.700 billion.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections. Our consolidated operating cash flow amounts for 2014 exclude any potential payment relating to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations.

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2014 on November 6, 2014 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (888) 950-9401 and for international is (517) 308-9354. A replay of the conference call will be available on DaVita’s official web page, www.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2014 and 2015 consolidated operating income, our 2014 and 2015 Kidney Care operating income, HCP’s 2014 and 2015 operating income, our 2014 and 2015 consolidated operating cash flows and our 2014 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings and in compliance with the Corporate Integrity Agreement and the related restrictions on our business and operations required by the Corporate Integrity Agreement and other settlement terms, and the financial impact thereof,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Patient service revenues	$2,242,533	$2,126,699	$6,543,880	$6,155,223
Less: Provision for uncollectible accounts	(98,971)	(74,477)	(270,220)	(216,725)

Net patient service revenues	2,143,562	2,052,222	6,273,660	5,938,498
Capitated revenues	848,546	747,264	2,435,480	2,219,953
Other revenues	259,716	200,100	757,949	542,390

Total net revenues	3,251,824	2,999,586	9,467,089	8,700,841

Operating expenses and charges:
Patient care costs and other costs	2,326,534	2,095,334	6,752,844	6,070,545
General and administrative	322,822	305,138	905,519	857,658
Depreciation and amortization	149,196	132,765	437,682	389,263
Provision for uncollectible accounts	3,961	1,498	9,680	3,636
Equity investment income	(5,225)	(9,223)	(18,692)	(26,239)
Loss contingency reserve	17,000	97,000	17,000	397,000
Contingent earn-out obligation adjustment	—	—	—	(56,977)

Total operating expenses and charges	2,814,288	2,622,512	8,104,033	7,634,886

Operating income	437,536	377,074	1,363,056	1,065,955
Debt expense	(99,878)	(108,421)	(312,345)	(322,334)
Debt refinancing charges	—	—	(97,548)	—
Other (loss) income, net	(1,246)	2,113	2,145	1,337

Income from continuing operations before income taxes	336,412	270,766	955,308	744,958
Income tax expense	116,628	100,930	342,366	245,266

Income from continuing operations	219,784	169,836	612,942	499,692
Discontinued operations:
Loss from operations of discontinued operations, net of tax	—	—	—	(139)
Gain on disposal of discontinued operations, net of tax	—	—	—	13,375

Net income	219,784	169,836	612,942	512,928
Less: Net income attributable to noncontrolling interests	(35,662)	(33,208)	(97,848)	(91,760)

Net income attributable to DaVita HealthCare Partners Inc.	$184,122	$136,628	$515,094	$421,168

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.87	$0.65	$2.43	$1.95

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.87	$0.65	$2.43	$2.01

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.85	$0.64	$2.38	$1.90

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.85	$0.64	$2.38	$1.96

Weighted average shares for earnings per share:
Basic	212,617,238	210,394,560	212,086,735	209,725,439

Diluted	217,236,493	214,902,860	216,695,033	214,631,587

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$184,122	$136,628	$515,094	$407,919
Discontinued operations	—	—	—	13,249

Net income	$184,122	$136,628	$515,094	$421,168

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income	$219,784	$169,836	$612,942	$512,928

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on interest rate swap and cap agreements:
Unrealized gain (loss) on interest rate swap and cap agreements	537	(7,733)	(7,177)	1,583
Reclassifications of net swap and cap agreements realized loss into net income	1,403	3,464	9,759	9,433
Unrealized (loss) gains on investments:
Unrealized (loss) gain on investments	(392)	648	517	1,367
Reclassification of net investment realized gains into net income	—	—	(207)	(94)
Foreign currency translation adjustments	(13,838)	2,741	(11,871)	(1,206)

Other comprehensive (loss) income	(12,290)	(880)	(8,979)	11,083

Total comprehensive income	207,494	168,956	603,963	524,011
Less: Comprehensive income attributable to noncontrolling interests	(35,662)	(33,208)	(97,848)	(91,760)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$171,832	$135,748	$506,115	$432,251

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$612,942	$512,928
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency reserve	17,000	397,000
Depreciation and amortization	437,335	389,387
Debt refinancing charges	97,548	—
Stock-based compensation expense	44,323	47,095
Tax benefits from stock award exercises	45,527	40,870
Excess tax benefits from stock award exercises	(32,665)	(31,722)
Deferred income taxes	(2,167)	(52,085)
Equity investment income, net	6,007	1,074
Other non-cash charges (income) and loss on disposal of assets	30,604	(54,203)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	16,610	20,856
Inventories	(25,198)	(5,494)
Other receivables and other current assets	7,563	(35,757)
Other long-term assets	2,622	17,861
Accounts payable	2,332	(71,581)
Accrued compensation and benefits	147,570	114,877
Other current liabilities	72,932	91,503
Income taxes	72,283	(15,212)
Other long-term liabilities	(23,770)	51,757

Net cash provided by operating activities	1,529,398	1,419,154

Cash flows from investing activities:
Additions of property and equipment, net	(443,507)	(399,527)
Acquisitions	(218,117)	(234,802)
Proceeds from asset and business sales	3,620	62,282
Purchase of investments available for sale	(7,138)	(6,630)
Purchase of investments held-to-maturity	(163,046)	(1,034)
Proceeds from sale of investments available for sale	1,321	1,091
Proceeds from sale of investments held-to-maturity	27,781	1,376
Purchase of intangible assets	(50)	(53)
Purchase of an equity investment	(32,483)	—
Distributions received on equity investments	434	211

Net cash used in investing activities	(831,185)	(577,086)

Cash flows from financing activities:
Borrowings	46,619,292	49,941,883
Payments on long-term debt and other financing costs	(46,587,984)	(50,325,455)
Deferred financing costs and debt redemption costs	(122,154)	(719)
Distributions to noncontrolling interests	(105,143)	(99,736)
Stock award exercises and other share issuances, net	14,524	12,432
Excess tax benefits from stock award exercises	32,665	31,722
Contributions from noncontrolling interests	38,083	30,041
Proceeds from sales of additional noncontrolling interests	3,777	6,083
Purchases from noncontrolling interests	(12,069)	(474)

Net cash used in financing activities	(119,009)	(404,223)
Effect of exchange rate changes on cash and cash equivalents	1,582	(899)

Net increase in cash and cash equivalents	580,786	436,946
Cash and cash equivalents at beginning of the year	946,249	533,748

Cash and cash equivalents at end of the year	$1,527,035	$970,694

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$1,527,035	$946,249
Short-term investments	142,122	6,801
Accounts receivable, less allowance of $235,192 and $237,143	1,468,563	1,485,163
Inventories	114,677	88,805
Other receivables	346,712	349,090
Other current assets	172,255	176,414
Income tax receivable	—	10,315
Deferred income taxes	407,071	409,441

Total current assets	4,178,435	3,472,278
Property and equipment, net of accumulated depreciation of $1,997,894 and $1,778,259	2,359,203	2,189,411
Intangibles, net of accumulated amortization of $577,124 and $483,773	1,997,772	2,024,373
Equity investments	66,728	40,686
Long-term investments	87,307	79,557
Other long-term assets	67,330	79,598
Goodwill	9,344,641	9,212,974

	$18,101,416	$17,098,877

LIABILITIES AND EQUITY
Accounts payable	$442,183	$435,465
Other liabilities	503,198	464,422
Accrued compensation and benefits	761,912	603,013
Medical payables	306,076	287,452
Loss contingency reserve	414,000	397,000
Current portion of long-term debt	121,530	274,697
Income tax payable	48,732	—

Total current liabilities	2,597,631	2,462,049
Long-term debt	8,380,903	8,141,231
Other long-term liabilities	368,475	380,337
Deferred income taxes	844,189	812,419

Total liabilities	12,191,198	11,796,036
Commitments and contingencies
Noncontrolling interests subject to put provisions	758,743	697,300
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 214,878,274 and 213,163,248 shares issued and outstanding at September 30, 2014 and at December 31, 2013, respectively)	215	213
Additional paid-in capital	1,107,368	1,070,922
Retained earnings	3,879,083	3,363,989
Accumulated other comprehensive loss	(11,624)	(2,645)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,975,042	4,432,479
Noncontrolling interests not subject to put provisions	176,433	173,062

Total equity	5,151,475	4,605,541

	$18,101,416	$17,098,877

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
1. Consolidated Financial Results:
Consolidated net revenues	$3,252	$3,172	$3,000	$9,467
Operating income	$437.5	$484.3	$377.1	$1,363.1
Operating income margin	13.5%	15.3%	12.6%	14.4%
Operating income excluding a loss contingency reserve and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions (1)	$454.5	$484.3	$481.8	$1,380.1
Operating income margin excluding a loss contingency reserve and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions (1)	14.0%	15.3%	16.1%	14.6%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$184.1	$147.7	$136.6	$515.1
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve and debt refinancing charges, which are all net of related tax(1)	$194.5	$205.7	$211.0	$583.5
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.85	$0.68	$0.64	$2.38
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve and debt refinancing charges, which are all net of related tax(1)	$0.90	$0.95	$0.98	$2.69

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	9.9%	9.4%	10.2%	9.6%
Consolidated effective tax rate	34.7%	35.7%	37.3%	35.8%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	38.7%	40.5%	42.5%	39.9%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	38.7%	40.5%	38.3%	39.9%

3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,076	$2,025	$1,983	$6,059
Net ancillary services and strategic initiatives revenues, including international dialysis operations	300	274	226	831
Elimination of intersegment revenues	(16)	(14)	(12)	(43)

Total kidney care net revenues	2,360	2,285	2,197	6,847
Net HCP revenues	892	887	803	2,620

Total net consolidated revenues	$3,252	$3,172	$3,000	$9,467

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
3. Summary of Division Financial Results: (continued)
Operating income
Kidney Care:
Dialysis and related lab services operating income	$400	$408	$306	$1,195
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(6)	(2)	(8)	(6)
Corporate support and related long-term incentive compensation	(3)	(4)	(11)	(8)
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	—	(8)	—

Total kidney care operating income	391	402	279	1,181
HCP operating income	47	82	98	182

Total consolidated operating income	$438	$484	$377	$1,363

4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,165	$2,106	$2,052	$6,307
Provision for uncollectible accounts	(92)	(84)	(72)	(258)

Net patient service operating revenues	2,073	2,022	1,980	6,049
Other revenues	3	3	3	10

Total net operating revenues	$2,076	$2,025	$1,983	$6,059

Operating expenses:
Patient care cost	$1,390	$1,358	$1,311	$4,070
General and administrative	170	164	183	490
Depreciation and amortization	102	99	89	297
Equity investment income	(3)	(4)	(3)	(10)
Loss contingency reserve	17	—	97	17

Total operating expenses	1,676	1,617	1,677	4,864

Segment operating income	$400	$408	$306	$1,195

HCP
Revenue:
HCP capitated revenues	$828	$783	$731	$2,383

Patient services revenues	57	62	61	176
Provision for uncollectible accounts	(7)	(4)	(3)	(12)

Net patient service operating revenues	50	58	58	164

Other revenues	14	46	14	73

Total net operating revenues	$892	$887	$803	$2,620

Operating expenses:
Patient care cost	$719	$688	$605	$2,079
General and administrative	86	77	67	241
Depreciation and amortization	42	42	39	127
Equity investment income	(2)	(2)	(6)	(9)

Total operating expenses	845	805	705	2,438

Segment operating income	$47	$82	$98	$182

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,343,706	6,196,394	6,034,647	18,515,727
Number of treatment days	79.0	78.0	79.0	233.4
Treatments per day	80,300	79,441	76,388	79,330
Per day year over year increase	5.1%	5.6%	7.3%	5.7%
Non-acquired growth year over year	4.4%	5.0%	5.5%	5.0%
Normalized non-acquired growth year over year	4.9%	5.0%	5.0%	5.0%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$341.22	$339.82	$339.99	$340.62
Per treatment increase (decrease) from previous quarter	0.4%	(0.3%)	0.3%	—
Per treatment increase from previous year	0.4%	0.3%	2.4%	0.3%
Percent of net consolidated revenues	63.5%	63.5%	65.8%	63.7%
Expenses
Patient care costs
Percent of total segment operating revenues	66.9%	67.1%	66.1%	67.2%
Per treatment	$219.07	$219.16	$217.21	$219.82
Per treatment (decrease) increase from previous quarter	—	(1.0%)	0.7%	—
Per treatment increase from previous year	0.9%	1.6%	1.5%	1.6%
General and administrative expenses
Percent of total segment operating revenues	8.2%	8.1%	9.2%	8.1%
Per treatment	$26.86	$26.47	$30.28	$26.45
Per treatment increase from previous quarter	1.5%	1.8%	4.9%	—
Per treatment (decrease) increase from previous year	(11.3%)	(8.3%)	8.3%	(11.1%)
Accounts receivable
Net receivables	$1,117	$1,148	$1,105	$—
DSO	50	53	52	—
Provision for uncollectible accounts as a percentage of net revenues	4.25%	4.0%	3.5%	4.1%

6. HCP Business Metrics:
Capitated membership
Total	836,000	829,000	760,000	—
Member months	2,505,000	2,456,000	2,237,000	7,333,000
Capitated revenues by sources
Commercial revenues	$188	$177	$176	$552
Senior revenues	605	576	539	1,745
Medicaid revenues	35	30	16	86

Total capitated revenues	$828	$783	$731	$2,383

Other
Total care dollars under management(1)	$1,148	$1,125	$1,037	$3,356
Ratio of operating income to total care dollars under management	4.0%	7.3%	9.4%	5.4%
Full time clinicians	1,153	1,134	1,098	—
IPA primary care physicians	3,313	3,340	2,999	—

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
7. Cash Flow:
Operating cash flow	$847.9	$262.4	$733.1	$1,529.4
Operating cash flow, last twelve months	$1,883.6	$1,768.8	$1,619.4	$—
Free cash flow(1)	$740.3	$165.2	$643.2	$1,242.1
Free cash flow, last twelve months(1)	$1,447.3	$1,350.2	$1,243.0	$—
Capital expenditures:
Routine maintenance/IT/other	$68.3	$64.5	$55.4	$182.2
Development and relocations	$96.6	$87.5	$85.7	$261.3
Acquisition expenditures	$119.7	$30.6	$82.7	$218.1

8. Debt and Capital Structure:
Total debt(3)	$8,519	$8,817	$8,460
Net debt, net of cash and cash equivalents(3)	$6,992	$7,396	$7,489
Leverage ratio (see calculation on page 13)	2.79x	2.98x	3.16x
Overall weighted average effective interest rate during the quarter	4.52%	4.85%	4.87%
Overall weighted average effective interest rate at end of the quarter	4.46%	4.56%	4.86%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.43%	3.51%	4.18%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	57%	59%	60%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt(4)	90%	90%	93%

9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	98%
Dialysis patients with arteriovenous fistulas placed	73%	73%	72%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses also includes other certain corporate support and related long-term incentive compensation.
(3)	The reported balance sheet amount at September 30, 2014, excludes $16.9 million of debt discount associated with our New Term Loan B. In addition, the reported balance sheet amounts at June 30, 2014, and September 30, 2013, exclude $17.5 million and $18.6 million, respectively, of debt discounts associated with our then existing Term Loan B and Term Loan B-2.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.75 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $756 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended September 30, 2014
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$727,372
Income taxes	478,113
Interest expense	389,488
Depreciation and amortization	577,156
Loss contingency reserve	17,000
Noncontrolling interests and equity investment income, net	144,270
Stock-based compensation	57,473
Debt refinancing charges	97,548
Other	41,470

“Consolidated EBITDA”	$2,529,890

September 30, 2014
Total debt, excluding debt discount of $16.9 million	$8,519,286
Letters of credit issued	96,524

8,615,810
Less: Cash and cash equivalents (less HCP’s physician owned entities cash)	(1,556,202)

Consolidated net debt	$7,059,608

Last twelve months “Consolidated EBITDA”	$2,529,890

Leverage ratio	2.79x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of September 30, 2014. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts related to a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, the debt refinancing charges that resulted from the refinancing of our Senior Secured Credit Facilities, the redemption of the $775 million 6  3⁄8% Senior Notes, as well as the termination of certain interest rate swap agreements, an adjustment to HCP’s contingent earn-out obligation and accordingly, is comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita HealthCare
Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net
of related tax:	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$184,122	$147,683	$136,628	$515,094	$407,919
Add (Less):
Loss contingency reserve	17,000	—	97,000	17,000	397,000
Debt refinancing charges	—	97,548	—	97,548	—
Contingent earn-out obligation adjustment	—	—	—	—	(56,977)
Less: Related income tax	(6,588)	(39,507)	(22,650)	(46,095)	(142,650)

	$194,534	$205,724	$210,978	$583,547	$605,292

Diluted income from continuing operations per share attributable to DaVita
HealthCare Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net of
related tax:	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.85	$0.68	$0.64	$2.38	$1.90
Add (Less):
Loss contingency reserve	0.05	—	0.34	0.05	1.18
Debt refinancing charges	—	0.27	—	0.26	—
Contingent earn-out obligation adjustment	—	—	—	—	(0.26)

	$0.90	$0.95	$0.98	$2.69	$2.82

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and adjusted diluted income from continuing operations per share attributable to DaVita HealthCare
Partners Inc., further adjusted to exclude the amortization of intangible
assets associated with acquisitions:	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$194,534	$205,724	$210,978	$583,547	$605,292
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,673	6,713	6,769	20,253	20,627
Amortization of intangible assets associated with acquisitions for the HCP operations	35,276	35,298	33,230	105,426	99,680
Less: Related income tax	(16,256)	(17,014)	(15,319)	(50,146)	(47,522)

	$220,227	$230,721	$235,658	$659,080	$678,077

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.90	$0.95	$0.98	$2.69	$2.82
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.06	0.06
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.09	0.09	0.10	0.29	0.28

	$1.01	$1.06	$1.10	$3.04	$3.16

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, and a pre-tax contingent earn-out obligation adjustment.

We believe that operating income excluding a pre-tax loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions and a pre-tax contingent earn-out obligation adjustment enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts that includes a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities and an adjustment for HCP’s contingent earn-out obligation, and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition
escrow provisions and a pre-tax contingent earn-out obligation adjustment:	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating income	$437,536	$484,295	$377,074	$1,363,056	$1,065,955
Add (Less):
Loss contingency reserve	17,000	—	97,000	17,000	397,000
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	—	7,721	—	7,721
Contingent earn-out obligation adjustment	—	—	—	—	(56,977)

Adjusted operating income	$454,536	$484,295	$481,795	$1,380,056	$1,413,699

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a loss contingency reserve and an adjustment to reduce a tax asset associated with HCP acquisition escrow provisions, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities, unusual amounts that include a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations and an income tax adjustment which is offset by a corresponding reduction in a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities, and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
Income from continuing operations before income taxes	$336,412	$282,308	$270,766	$955,308

Income tax expense	$116,628	$100,887	$100,930	$342,366

Effective income tax rate	34.7%	35.7%	37.3%	35.8%

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
Income from continuing operations before income taxes	$336,412	$282,308	$270,766	$955,308
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(35,810)	(34,105)	(33,310)	(98,454)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$300,602	$248,203	$237,456	$856,854

Income tax expense	116,628	100,887	$100,930	$342,366
Less: Income tax attributable to noncontrolling interests	(148)	(367)	(102)	(606)

Income tax attributable to DaVita HealthCare Partners Inc.	$116,480	$100,520	$100,828	$341,760

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	38.7%	40.5%	42.5%	39.9%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

	Three months ended			Nine months ended September 30, 2014
Adjusted effective income tax rates attributable to DaVita HealthCare
Partners Inc. excluding a loss contingency reserve, and an adjustment to
reduce a tax asset associated with the HCP acquisition escrow provisions:	September 30, 2014	June 30, 2014	September 30, 2013
Income from continuing operations before income taxes	$336,412	$282,308	$270,766	$955,308
Add: Loss contingency reserve	17,000	—	97,000	17,000
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	—	7,721	—

	353,412	282,308	375,487	972,308
Less: Noncontrolling owners’ income primarily attributable to non- tax paying entities	(35,810)	(34,105)	(33,310)	(98,454)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$317,602	$248,203	$342,177	$873,854

Income tax expense	$116,628	$100,887	$100,930	$342,366
Add: Income taxes attributable to a loss contingency reserve	6,588	—	22,650	6,588
Income tax adjustment attributable to a reduction in a tax asset associated with the HCP acquisition escrow provisions	—	—	7,721	—
Less: Income tax attributable to noncontrolling interests	(148)	(367)	(102)	(606)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$123,068	$100,520	$131,199	$348,348

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	38.7%	40.5%	38.3%	39.9%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
Cash provided by operating activities	$847,900	$262,391	$733,128	$1,529,398
Less: Distributions to noncontrolling interests	(39,325)	(32,671)	(34,530)	(105,143)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	808,575	229,720	698,598	1,424,255
Less: Expenditures for routine maintenance and information technology	(68,263)	(64,549)	(55,407)	(182,161)

Free cash flow	$740,312	$165,171	$643,191	$1,242,094

	Rolling 12-Month Period
	September 30, 2014	June 30, 2014	September 30, 2013
Cash provided by operating activities	$1,883,585	$1,768,813	$1,619,389
Less: Distributions to noncontrolling interests	(144,733)	(139,938)	(131,262)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,738,852	1,628,875	1,488,127
Less: Expenditures for routine maintenance and information technology	(291,563)	(278,707)	(245,162)

Free cash flow	$1,447,289	$1,350,168	$1,242,965

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreements with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues to the periods indicated.

	Three months ended			Nine months ended September 30, 2014
	September 30, 2014	June 30, 2014	September 30, 2013
Medical revenues	$879,130	$839,877	$788,449	$2,546,840
Less: Risk share revenue, net	(32,568)	(8,924)	(32,917)	(71,051)
Add: Institutional capitation amounts	301,079	294,244	281,857	879,711

Total care dollars under management	$1,147,641	$1,125,197	$1,037,389	$3,355,500